Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Astera Labs, Inc. of our report dated February 13, 2025 relating to the financial statements, which appears in Astera Labs, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
June 18, 2025